EXHIBIT 21

                         SUBSIDIARIES OF CANDIE'S, INC.

Bright Star Footwear, Inc.                                          wholly-owned
  a New Jersey corporation

Intercontinental Trading Group., Inc.                             majority-owned
  a New York corporation

Ponca, Ltd.                                                         wholly-owned
  a Hong Kong corporation

Yulong Co., Ltd.                                                    wholly-owned
  a British Virgin Islands corporation

Candie's Galleria, Inc.                                             wholly-owned
  a New York corporation